Exhibit 99.1

PRELIMINARY -- SUBJECT TO COMPLETION

CLEVELAND-CLIFFS INC. ATTN: EVP, Chief Legal Officer & Secretary 200 Public Square, Suite 3300 Cleveland, OH 44114-2315

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [    ]/[    ]/2020 for shares held directly and by11:59 P.M. ET on [    ]/[    ]/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [    ]/[    ]/2020 for shares held directly and by 11:59 P.M. ET on [    ]/[    ]/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain
1

To approve the Agreement and Plan of Merger, dated December 2, 2019, among Cleveland-Cliffs Inc., AK Steel Holding Corporation and Pepper Merger Sub Inc. (“Merger Sub”) (pursuant to which, as described in the joint proxy statement/prospectus, dated [                    ], 2020, Merger Sub will merge with and into AK Steel Holding Corporation (the “Merger”)), and the transactions contemplated thereby, including the issuance of Cliffs common shares, par value $0.125 per share, in connection with the Merger.

		☐	☐	☐
2	To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve proposal 1.	☐	☐	☐
NOTE: Such other business as may properly come before the Special Meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY -- SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

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PROXY - CLEVELAND-CLIFFS INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL

MEETING

[                                                 ] (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Cleveland-Cliffs Inc. to be held on [                    ], 2020 (the “Special Meeting”) or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR PROPOSAL, THE PROXIES WILL VOTE THE SHARES FOR PROPOSALS 1 AND 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side